As filed with the Securities and Exchange Commission on January 12, 2017

Registration No. 333-196381

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLORI ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4527741
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

4315 South Drive
Houston, Texas 77053

(Address of Principal Executive Offices, including Zip Code)

Victor M. Perez

Chief Financial Officer

4315 South Drive

Houston, Texas 77053

Telephone: 713-237-8880

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Charles D. Powell

Norton Rose Fulbright US LLP

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5151

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the Form S-3 Registration Statement (Registration No. 333-196381, as amended by Amendment No. 1 filed on June 16, 2014) (the “Registration Statement”) of Glori Energy Inc. (the “Company”) that was declared effective by the Securities and Exchange Commission on June 19, 2014, is being filed to deregister all of the shares that remain unsold by the selling shareholders under the Registration Statement. Pursuant to the Registration Statement, 27,574,945 of the Company’s common stock, par value $0.0001, to be sold by the selling shareholders were registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to its registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2017.

GLORI ENERGY INC.

/s/ Kevin Guilbeau
Name: Kevin Guilbeau Title: Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 2 to its registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

BY:	/s/ Kevin Guilbeau Kevin Guilbeau	Interim Chief Executive Officer (Principal executive officer)	January 12, 2017

BY:	/s/ Victor M. Perez Victor M. Perez	Chief Financial Officer (Principal financial and accounting officer)	January 12, 2017

BY:	Eric C. Neuman	Director

BY:	* Mark Puckett	Director	January 12, 2017

BY:	* Damon L. Rawie	Director	January 12, 2017

BY:	* Jonathan Schulhof	Director	January 12, 2017

*BY:	Victor M. Perez Victor M. Perez	Attorney-in-Fact	January 12, 2017